CONSENT OF INDEPENDENT AUDITORS


     As independent auditors, we hereby consent to the incorporation by reference in this Form S-8 Statement of our report, relating to the consolidated financial statements and financial statement schedules of Definition, Ltd., for the year ended December 31, 1996, included on Form 10-KSB/A for the year ended December 31, 1996. We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.



                                   _____________/S/_________________
                                   CLANCEY AND CO., P.L.L.C.
                                   Certified Public Accountants